UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On February 27, 2007, the Board of Directors of Pinnacle Entertainment, Inc. (the “Company”) approved the Directors Health and Medical Insurance Plan (the “Plan”). The Plan provides that members of the Board of Directors, their spouses and minor children (including full time students up to age 24) are eligible to participate in the health and medical insurance plans applicable to the Company’s corporate executives. In addition, directors who are in office at age 70 and directors who are in office at the time of a change of control (as defined in the Plan), are entitled (along with their spouses and minor children, including full time students up to age 24) to a continuation of health and medical coverage for five years, or, in the case of minor children or spouses, until they are no longer eligible for coverage (the “Extended Coverage Period”). If at any time during the Extended Coverage Period, the eligible director (or their spouse or minor children) is insured under another health plan or Medicare, the Company’s health plans shall provide secondary coverage to the extent permitted by law. The Board of Directors had approved a preliminary version of the Plan in June 2006, subject to finalization of the Plan.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 5.02 by this reference. Daniel R. Lee, the Chairman of the Board and the Company’s Chief Executive Officer, participates in the Plan.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
Exhibit 10.1	Director Health and Medical Insurance Plan.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: March 5, 2007	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Director Health and Medical Insurance Plan.